EXHIBIT 10.1

EXECUTION COPY

KULICKE AND SOFFA INDUSTRIES, INC.

$100,000,000 0.875% Convertible Subordinated Notes Due 2012

REGISTRATION RIGHTS AGREEMENT

June 6, 2007

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

Dear Sirs:

Kulicke and Soffa Industries, Inc., a Pennsylvania corporation (the “Company”), proposes to issue and sell to Banc of America Securities LLC (the “Initial Purchaser”), upon the terms set forth in a purchase agreement dated May 31, 2007 (the “Purchase Agreement”), $100,000,000 aggregate principal amount of its 0.875% Convertible Subordinated Notes Due 2012 (the “Initial Securities”). The Initial Securities will be convertible into shares of common stock without par value, of the Company (the “Common Stock”) at the conversion price set forth in the Offering Memorandum dated May 31, 2007 (the “Offering Memorandum”). The Initial Securities will be issued pursuant to an Indenture, dated as of June 6, 2007 (the “Indenture”), among the Company and The Bank of New York (the “Trustee”). As an inducement to the Initial Purchaser, the Company agrees with the Initial Purchaser, for the benefit of (i) the Initial Purchaser and (ii) the holders of the Initial Securities and the Common Stock issuable upon conversion of the Initial Securities (collectively, the “Securities”) from time to time until such time as such Securities have been sold pursuant to a Shelf Registration Statement (as defined below) (each of the foregoing a “Holder” and collectively the “Holders”), as follows:

1. Shelf Registration. (a) The Company shall, at its cost, prepare and, as promptly as practicable (but in no event more than 120 days after the First Closing Date (as defined in the Purchase Agreement) file with the Securities and Exchange Commission (the “Commission”) and thereafter shall use its reasonable best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) no later than 210 days after the First Closing Date, a shelf registration statement (the “Shelf Registration Statement”) on Form S-3, which, if the Company is then eligible, shall be an automatic shelf registration statement relating to the offer and sale of the Transfer Restricted Securities (as defined in Section 5 hereof) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) (hereinafter, the “Shelf Registration”); provided, however, that no Holder (other than the Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

(b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein (the “Prospectus”) to be lawfully delivered by the Holders of the relevant Securities, for a period of two years from the date of its effectiveness or such shorter period that will terminate when (i) all the Securities covered by the Shelf Registration Statement have been sold pursuant thereto, (ii) are no longer restricted securities (as defined in Rule 144(k) under the Securities Act, or any successor rule thereof) or (iii) the date on which all registrable Securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act. The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement Effective during the requisite period if it voluntarily takes any action that would result in Holders covered thereby not being able to offer and sell such Securities during that period, unless such action is required by applicable law or otherwise taken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets.

(c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2. Registration Procedures. In connection with the Shelf Registration contemplated by Section 1 hereof, the following provisions shall apply:

(a) The Company shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration Statement, the Company shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; and (ii) include in the Prospectus (or, if permitted by Commission Rule 430B(b), in a prospectus supplement that becomes a part thereof pursuant to Commission Rule 430(B)(f)) that is delivered to any Holder pursuant to Sections 2(d) and 2(e), the names of the Holders who propose to sell Securities pursuant to the Shelf Registration Statement, as selling securityholders.

(b) The Company shall give written notice to the Initial Purchaser and the Holders of the Securities (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information, or if it shall become necessary to amend such Shelf Registration Statement or supplement the related Prospectus to comply with the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, or the issuance by the Commission of a notification of objection to the use of the form on which the Shelf Registration Statement has been filed, and of the happening of any event that causes the Company to become an “ineligible issuer,” as defined in Rule 405 under the Securities Act;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Shelf Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Company shall use reasonable best efforts to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(d) The Company shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment or supplement thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference). The Company shall not, without the prior consent of the Initial Purchaser, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act.

(e) The Company shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Prior to any public offering of the Securities, pursuant to the Shelf Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Shelf Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g) The Company shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to the Shelf Registration Statement.

(h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall as required hereby promptly prepare and file a post-effective amendment to the Shelf Registration Statement or an amendment or a supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of the Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company may continue the suspension of the use of the Prospectus if the Company determines in good faith that such supplement or amendment would, in the reasonable judgment of the Company, (i) interfere with or affect the negotiation or completion of a possible acquisition, financing or other material business transaction that is being contemplated by the Company or (ii) result in the disclosure of a material event at such time as would be seriously detrimental to the Company and its subsidiaries; and provided further that neither such delay nor such suspension shall extend for a period of more than 45 days in any 90-day period or an aggregate of 120 days in any twelve-month period The Company need not specify the nature of the event giving rise to a suspension in any notice of the existence of such a suspension provided to the holders of Securities. The Company may require each Holder to agree to hold any communication by the Company in response to a notice of a proposed transaction in confidence. If the Company notifies the Initial Purchaser, the Holders of the Securities and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Initial Purchaser, the Holders of the Securities and any such Participating Broker-Dealers shall suspend use of such prospectus. During the period during which the Company is required to maintain an effective Shelf Registration Statement pursuant to this Agreement, the Company will prior to the three year expiration of the Shelf Registration Statement file, and use its reasonable best efforts to cause to be declared effective (unless it becomes effective automatically upon filing) within a period that avoids any interruption in the ability of Holders of Securities covered by the expiring Shelf Registration Statement to make registered dispositions, a new registration statement relating to the Securities, which shall, once effective, be deemed the “Shelf Registration Statement” for purposes of this Agreement.

(i) Not later than the effective date of the Shelf Registration Statement, the Company will provide a CUSIP number for the Initial Securities and provide the applicable trustee with printed certificates for the Initial Securities, in a form eligible for deposit with The Depository Trust Company.

(j) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(k) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(l) The Company may require each Holder of Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(m) The Company may require each Holder wishing to sell such Holder’s Securities pursuant to the Shelf Registration Statement and related prospectus, to do so in accordance with this Section 2(m). Each Holder wishing to sell Securities pursuant to a Shelf Registration Statement and related Prospectus shall deliver a properly completed and signed Notice and Questionnaire (included in the Offering Memorandum (as defined in the Purchase Agreement) as Annex A) to the Company at least fifteen (15) business days prior to any intended distribution of Securities under the Shelf Registration Statement. From and after the date the Shelf Registration Statement is declared effective, the Company shall, as promptly as is practicable after the date of the later of (i) a Notice and Questionnaire is delivered or (b) the expiration of any suppression period in effect when such Notice and Questionnaire is delivered, file with the Commission if required by law, a post-effective amendment to the Registration Statement or prepare and, file, if required by applicable law, a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named a selling securityholder in the Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of the Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Registration Statement, use commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as practical, (ii) provide such Holder copies of any documents filed pursuant to this Section and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to this Section. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that has not supplied the requisite information required by this Section as a selling securityholder in the Registration Statement and related prospectus and any amendment or supplement thereto; provided, however, that any Holder that has subsequently supplied the requisite information required by this Section pursuant to the provisions of this Section (whether or not such Holder has supplied the requisite information required by this Section at the time the Registration Statement was declared effective) shall be named as a selling securityholder in the Registration Statement or related prospectus in accordance with the requirements of this Section. Notwithstanding anything contained herein to the contrary, the Company shall not be required to file more than one post-effective amendment or supplement for the purpose of naming selling securityholders in any month.

(n) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other actions, if any, as any Holder shall reasonably request in order to facilitate the disposition of the Securities pursuant to the Shelf Registration.

(o) The Company shall (i) during normal business hours make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by the Company and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in Section 3 hereof.

(p) In the event of an underwritten offering, the Company, if requested by any Holder covered thereby, shall use reasonable best efforts to cause (i) its counsel to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the managing underwriters, if any, thereof, and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement (it being agreed that the matters to be covered by such opinion shall include such matters as are customarily covered in opinions requested in underwritten secondary offerings), (ii) its officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Securities and (iii) its independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holders of the applicable Securities and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by the American Institute of Certified Public Accountants AU Section 634.

(q) The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration of the Securities covered by a Registration Statement contemplated hereby.

3. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 and 2 hereof whether or not the Shelf Registration Statement is filed or becomes effective.

4. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder, and Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of the Securities Act or the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the “Indemnified Parties”) from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus including any document incorporated by reference therein, or in any amendment or supplement thereto or in any preliminary prospectus or

“issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Issuer FWP”), relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

(b) Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary prospectus or Issuer FWP relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

(c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed provided the conditions in clauses (i) and (ii) hereafter are met), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Securities, pursuant to the Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, provided, however, that such limitation shall not apply to any remedies, other than under this Agreement, that are or may be available to the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

5. Additional Interest Under Certain Circumstances. (a) Additional interest (the “Additional Interest”) with respect to the Initial Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iv) below a “Registration Default”:

(i) if the Shelf Registration Statement has not been filed with the Commission by the 120th day after the First Closing Date;

(ii) if the Shelf Registration Statement has not been declared or otherwise become effective by the 210th day after the First Closing Date;

(iii) if the Company fails to amend or supplement the Shelf Registration Statement in a timely manner in order to name additional selling securities holders, with respect to a Holder that has supplied the questionnaire attached as Annex A to the Offering Memorandum; or

(iv) if after the Shelf Registration Statement been declared or otherwise becomes effective (A) such Shelf Registration Statement thereafter ceases to be effective (without being succeeded immediately by a replacement shelf registration statement); or (B) such Shelf Registration Statement or the related Prospectus ceases to be usable (except as permitted in Section 2(b)) in connection with resales of Transfer Restricted Securities (as defined in (d) below) and in accordance with and during the periods specified herein and (X) the Shelf Registration Statement is not cured within 15 days by a post-effective amendment or the filing of a report filed pursuant to the Exchange Act or (Y) the suspension is not terminated by the 45th or 120th day provided for in Section 2(h), as the case may be.

Additional Interest shall accrue on the Initial Securities over and above the interest set forth in the title of the Securities from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured or the Shelf Registration Statement is no longer required to be kept effective, at a rate of 0.25% per annum for the first 90 days after the occurrence of the registration default and at the rate of 0.50% per annum thereafter. No additional interest will accrue on any shares of common stock into which notes have been converted. With respect to each Holder, the Company’s obligations to pay additional interest shall remain in effect only so long as the Initial Securities and the Common Stock issuable upon the conversion of the Initial Securities held by the Holder are Transfer Restricted Securities within the meaning of this Agreement.

(b) A Registration Default referred to in Section 5(a)(iv) hereof shall be deemed not to have occurred and be continuing in relation to the Shelf Registration Statement or the related Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the Prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related Prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 15 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs, until such Registration Default is cured.

(c) Any amounts of Additional Interest due pursuant to Section 5(a) above will be payable in cash on the regular interest payment dates with respect to the Initial Securities. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Initial Securities, further multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

(d) “Transfer Restricted Securities” means each Security until (i) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Initial Securities is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

6. Rules 144 and 144A. The Company shall use its best reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Initial Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Initial Securities identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering the (“Managing Underwriter” or “Managing Underwriters”) will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities to be included in such offering (provided that, for purposes of such majority holding determination, Holders of Common Stock shall be deemed to hold the Initial Securities from which such Common Stock was converted) and such selection shall be subject to the Company’s consent, which shall not be unreasonably withheld or delayed.

No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written consent of the Holders of a majority in principal amount of the Securities affected by such amendment, modification, supplement, waiver or consents (provided that, for purposes of such majority holding determination, Holders of Common Stock shall be deemed to hold the Initial Securities from which such Common Stock was converted).

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(i) if to a Holder of the Securities, at the most current address given by such Holder to the Company.

(ii) if to the Initial Purchaser;

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Facsimile: (212) 933-2217

Attention: Syndicate Department

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

Fax No.: (212) 474-3700

Attention: Kris F. Heinzelman, Esq.

(iii) if to the Company, at its address as follows:

Kulicke and Soffa Industries, Inc.

1005 Virginia Drive

Fort Washington, PA 19034

Fax No.: (215) 784-6483

Attention: David Anderson, Esq.

with a copy to:

Drinker Biddle & Reath LLP

One Logan Square, 18th & Cherry Streets

Philadelphia, PA 19103

Fax No.: (215) 988-2757

Attention: F. Douglas Raymond, III, Esq.

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

(d) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser and the Company in accordance with its terms.

Very truly yours,

KULICKE AND SOFFA INDUSTRIES, INC.

By:
Name:	Maurice E. Carson
Title:	Vice President and Chief Financial Officer

[Signature Page to the Registration Rights Agreement]

The foregoing Registration

Rights Agreement is hereby confirmed

and accepted as of the date first

above written.

BANC OF AMERICA SECURITIES LLC

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]